Exhibit 99.2

Tekelec - Santera Systems Investor Presentation April 30, 2003

Forward-Looking Statement Except for the historical information we discuss today, this presentation includes projections or other forward-looking statements. These statements are just predictions and estimates, and actual results or events may differ materially. Please refer to our form 10-K, 10-Q and other documents Tekelec files with the SEC for a detailed review of our risk factors, which could cause actual results to differ materially from those contained in the Company's projections.

Table of Contents Overview Market Opportunity Products Financials Conclusion

Overview

An Expanded Next-Generation Business for Tekelec Tekelec and Santera Systems sign a definitive agreement to combine their next-generation switching businesses Transaction combines the two companies' resources and leverages their strengths Tekelec contributes $28 million in cash and its existing packet telephony business Santera contributes its assets and its existing investors contribute an additional $12 million Creates a majority owned subsidiary of Tekelec. Tekelec has an initial 52% interest and the ability to acquire the remainder over time Transaction is expected to close before the end of the 2nd quarter, pending U.S. anti-trust approval

Santera, a Tekelec company The subsidiary will be called Santera, a Tekelec company The organization will be headquartered in Plano, Texas Fred Lax, President and CEO of Tekelec, will be chairman of the new Board of Directors Marty Kaplan, current chairman of Santera Systems' Board of Directors, is expected to join Tekelec's Board of Directors, upon closing of the transaction. Marty will continue to work with the new Santera Board Marty is a telecom industry veteran with extensive operating and strategy expertise Tekelec will have a majority of seats on the new Board of Directors David Heard, current CEO of Santera Systems, will become the President and General Manager of the new subsidiary

Strategic Rationale Demonstrates Tekelec's commitment to the next-generation switching market Creates a next-generation business with the product portfolio, operational expertise, global reach and financial strength to become the preferred switching solution for service providers worldwide Strengthens Tekelec's ability to take advantage of evolving market opportunities Structure mitigates risk, minimizes the impact to Tekelec's earnings and maintains our solid balance sheet

A Strong Strategic Fit Santera Systems and Tekelec's Packet Telephony Unit share Compatible product architecture Complementary intellectual property Geographic proximity in Texas locations Extensive telecom expertise and focus Dedication to next-generation switching Benefits of New Subsidiary Core competence in signaling and switching to enable circuit to packet transition Combines resources and leverages operational strengths Allows for more rapid delivery of features and functionality Provides continuity of leadership - David Heard becomes President and General Manager of Santera, a Tekelec company

TEKELEC

Who is Santera Systems?

SANTERA™

Private company founded in 1998 with core competency in next-generation switching
- OSMINE Certification (MARCH, NMA, TIRKS, SWITCH)
- RUS certification well on track

Led by strong, experienced management team
- David Heard, CEO
- Dr. San-Qi Li, CTO and Santera Co-Founder
- Marty Kaplan, Current Chair of Santera Board of Directors - also chairman of JDS Uniphase, former EVP of SBC, and former board member of Bellcore/Telecordia

Customer roster includes
- IOC - TDS Telecom, Kerman Telephone, Ayersville Telephone
- CLEC - BridgeCom International, Connect Communications
- IXC - Cinergy Communications
- International - Taiwan Fixed Network, AtlasOne (Malaysia)

BuildingSmartNetworks™
9

Market Opportunity

Market Opportunity Next-generation switching market offers significant opportunities for equipment supplier with the right product innovation and carrier-grade reliability Now is exactly the right time to be making this kind of strategic investment. Recent activity in the next- generation switching space provides some indication that the market for next-generation equipment may be gaining traction Transaction expands Tekelec's addressable market and increases its future growth opportunities

Value Proposition Santera, a Tekelec Company, will offer customers A robust, standards-based next-generation switching portfolio - including all of the components (signaling gateway, media gateway and media gateway controller) to create a complete, carrier-grade solution set for Class 4, Class 5, Business Voice, including IP Centrex, and other enhanced services Operational expertise - to meet the ongoing product delivery and support expectations of all sizes of carriers - from smaller independent providers to larger incumbents Global reach - a solid industry reputation, direct sales force, channel partners, and customer and technical support to serve customers worldwide Financial strength - for the stability and credibility required in today's economic environment

Products

Next generation wireline/wireless switching: Class 4 Class 5 Business Voice solutions MSC Gateway Distributed MSC A complete product portfolio: Media gateway Media gateway controller Signaling Gateway Element management system Legacy network compatibility International/domestic PSTN RBOC back office (OSMINE) H.323 networks Open standards-based architecture Interoperability in multi- vendor/single vendor networks SIP MGCP H.248 (Megaco) H.323 Product Overview

Financials

Transaction Highlights Tekelec has an initial 52% ownership interest in the business, with the ability to increase its ownership up to 62.5% and the option to purchase the entire remaining interest during the period from July 1, 2005 through December 31, 2007 The capital structure of the new subsidiary will consist of senior and junior preferred securities. Tekelec will hold all of the senior preferred securities and a minority of the junior preferred securities. Tekelec will realize 38% of the subsidiary's operating losses No change to current 2nd quarter guidance at this time On a GAAP basis, and to a lesser extent on a non-GAAP basis, Tekelec expects the transaction to dilute its 2003 and 2004 EPS. Expect the transaction to be EPS accretive in 2005 Difference in expected GAAP and non-GAAP results is due amortization of acquisition-related intangibles

Financial Statement Impacts Tekelec will consolidate the new subsidiary in its financial statements Tekelec income statement and balance sheet will reflect minority interest for the portion of the new subsidiary which it does not own Earnings releases will provide investors visibility into the performance of Tekelec's existing business and the performance of the new organization As of 3/31/2003, Tekelec has approximately $315 million in cash and cash equivalents on its balance sheet, with $28 million committed to the new subsidiary upon closing

Conclusion

Conclusion Santera, a Tekelec Company... Demonstrates Tekelec's commitment to next-generation switching Creates a next-generation business with the product portfolio, operational expertise, global reach and financial strength to become the preferred switching solution for service providers worldwide Provides Tekelec significant longer-term growth opportunity, while mitigating risk and minimizing near-term dilution Tekelec maintains a strong balance sheet and significant liquidity